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                                                                    EXHIBIT 10.8

                             CROSS-LICENSE AGREEMENT


THIS CROSS-LICENSE AGREEMENT ("Agreement") is made effective as of the 30th day of September, 1999 (the "Effective Date") between WILLIAMS INFORMATION SERVICES CORPORATION ("WISC"), THE WILLIAMS COMPANIES, INC. ("TWC"), WILLIAMS COMMUNICATIONS GROUP, INC. ("WCG"), and WCG's affiliates in which it owns at least a controlling interest ("WCG Affiliates") (as used herein, the term "WCG Group" refers, according to context, either individually to WCG or collectively to WCG and the WCG Affiliates). WISC, TWC and the WCG Group are each a "Party" and together are the "Parties" to this Agreement.

WHEREAS, the WCG Group has developed and owns a body of intellectual property including, without limitation, trademarks, software and technical writings some of which may be protected by, or sought to be protected by, copyright, patents, and trademark registrations (the "WCG IP"); and

WHEREAS, WISC has developed and owns a body of intellectual property including, without limitation, trademarks, software and technical writings some of which may be protected by copyright, patents and trademark registrations (the "WISC IP"); and

WHEREAS, TWC has developed and owns a body of intellectual property including, without limitation, trademarks, software and technical writings some of which may be protected by copyright, patents and trademark registrations (the "TWC IP"); and

WHEREAS, WISC and TWC desire to obtain, and the WCG Group desires to grant to WISC and TWC, certain rights to the WCG IP; and

WHEREAS, the WCG Group desires to obtain, and WISC and TWC desire to grant to the WCG Group, certain rights to the WISC IP and the TWC IP;

NOW, THEREFORE, in consideration of the covenants and representations set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WISC, TWC and the WCG Group agree to the following:

                                    ARTICLE 1
                                   DEFINITIONS

1.01 "TWC AFFILIATES" shall mean all direct and indirect subsidiaries, divisions, companies, and affiliates in which TWC or one of its direct or indirect subsidiaries owns at least a controlling interest, but shall not include WCG or the WCG Group.

1.02 "INTERNAL USE" shall mean internal use by each Party's employees for the benefit of the


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    Party, its affiliates and other TWC Affiliates, specifically excluding use for the benefit of or for providing services to or disclosure thereof to any third parties including without limitation any customer of the Party, or customer of any other TWC Affiliate, if such customer is not a TWC Affiliate.

1.03 "SOFTWARE" shall mean source code, object code, all instructions relevant to assembling or compiling the source code, and all other documentation and instructions relevant to the use thereof, developed by each Party as of the Effective Date, plus any enhancements, upgrades, modifications and new versions of such developed software, including but not limited to the software listed on the respective Exhibits attached hereto, as amended from time to time, and any software related to the Inventions, defined herein, as they exist as of the Effective Date.

1.04 "INVENTIONS" shall mean each Party's inventions, including but not limited to the inventions listed on the Exhibits attached hereto, as amended from time to time, and any inventions or discoveries arising from or inextricably related to each Party's Software, whether or not such inventions or discoveries (i) have been disclosed or are otherwise known to the Party/Licensee, (ii) have been described in patent applications, (iii) are disclosed in issued patents, or (iv) are protected by trade secret, and specifically including any inventions or discoveries disclosed in patents or patent applications assigned to the Party/Licensee, if any, all of the foregoing as they exist as of the Effective Date.

1.05 "MARKS" shall mean all trademarks, tradenames, logos and/or service marks, if any, including those trademarks, tradenames, service marks and logos associated with each Party's Software, Inventions, or with the subject matter of other licenses granted hereunder.

1.06 "PERSON" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

                                    ARTICLE 2
                   LICENSE FROM TWC AND WISC TO THE WCG GROUP

2.01 WISC and TWC hereby grant to each member of the WCG Group, and each member of the WCG Group hereby accepts, a non-exclusive, world-wide, non-transferable, royalty-free, perpetual license on an "AS IS, WHERE IS" basis to use (subject to the rights of third parties) the particular WISC and TWC Software, Marks, and Inventions which exist as of the Effective Date including without limitation the WISC and TWC Software, Marks, and Inventions listed on the attached Exhibit I, solely for the WCG Group's Internal Use.

2.02 Notwithstanding anything to the contrary contained herein, WISC and TWC do not grant to the WCG Group hereunder, nor shall the WCG Group claim any right pursuant hereunder, to any intellectual property belonging to WISC and TWC, other than the WISC and TWC Software, Marks and Inventions which exist as of the Effective Date of this Agreement. Further, nothing in this Agreement shall be deemed to transfer title to any of the Software,


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    Inventions or Marks to any other Party.

                                    ARTICLE 3
                   LICENSE FROM THE WCG GROUP TO WISC AND TWC

3.01 The WCG Group hereby grants both to WISC and to TWC, and WISC and TWC each hereby accept, a non-exclusive, world-wide, non-transferable, royalty-free, perpetual license on an "AS IS, WHERE IS" basis to use (subject to the rights of third parties) the particular WCG Software, Marks, and Inventions which exist as of the Effective Date including without limitation the WCG Software, Marks, and Inventions listed on the attached
    Exhibit II, solely for WISC's and TWC's Internal Use.

3.02 Notwithstanding anything to the contrary contained herein, the WCG Group does not grant to WISC and TWC hereunder, nor shall WISC and TWC claim any right pursuant hereunder, to any intellectual property belonging to the WCG Group, other than the WCG Software, Marks and Inventions which exist as of the Effective Date of this Agreement. Further, nothing in this Agreement shall be deemed to transfer title to any of the Software, Inventions or Marks to any other party.

                                    ARTICLE 4
                     QUALITY CONTROL REGARDING USE OF MARKS

Each Party shall abide by commercially reasonable guidelines regarding use of the other Party's Marks, provided, however, that each Party acknowledges and agrees that the quality standards maintained by the other Party as of the Effective Date are and will be acceptable. Further, neither Party will take any action that, it knew or reasonably should be known, would jeopardize the other Party's rights to its Marks.

                                    ARTICLE 5
                                 CONFIDENTIALITY

Each Party shall maintain all Software and Inventions licensed hereunder (the "Licensed Subject Matter") in strict confidence by limiting disclosure of the Licensed Subject Matter to those of its employees, contractors or agents having a need to access the Licensed Subject Matter for the purpose of exercising rights granted hereunder. Each Party shall exercise at least the same degree of care as it utilizes to protect its own proprietary information of a similar nature to prevent unauthorized disclosures of the Licensed Subject Matter, but in no event less than a reasonable degree of care.

                                    ARTICLE 6
                                  ASSIGNABILITY

6.01 This Agreement and any of the licenses granted herein to WISC and TWC hereunder are assignable by WISC and TWC, in whole or in part, to TWC Affiliates, provided that the assignee agrees in writing to abide by the relevant terms and conditions of this Agreement.


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    Otherwise no license granted herein to WISC or TWC is assignable without the prior written consent of the entity within the WCG Group holding title or licensing rights or its successors in interest, which consent shall not be unreasonably withheld; provided, however, that consent shall not be withheld for any assignment made as the result of (i) a corporate merger, (ii) a sale of all or substantially all of the corporate assets of such entity, (iii) a sale of a controlling interest in such entities' corporate stock, (iv) a corporate restructuring, or (v) as a result of a corporate name change.

6.02 This Agreement and any of the licenses granted herein to the WCG Group are fully assignable by the WCG Group, in whole or in part, to TWC Affiliates, provided that the assignee agrees in writing to abide by the relevant terms and conditions of this Agreement. Otherwise, no license granted herein to the WCG Group is assignable without the prior written consent of WISC or TWC, as applicable, or its successor in interest, which consent shall not be unreasonably withheld, provided, however, that consent shall not be withheld for any assignment made as the result of (i) a corporate merger, (ii) a sale of all or substantially all of the corporate assets of such entity, (iii) a sale of a controlling interest in such entities' corporate stock, (iv) a corporate restructuring, or (v) as a result of a corporate name change.

6.03 Any attempt to assign, or purported assignment of, this Agreement or any of the licenses granted hereunder in violation of the provisions of this
    Article 6 shall be null and void and of no effect.

                                    ARTICLE 7
                             WARRANTIES; DISCLAIMERS

7.01 Each Party represents and warrants that it owns and has the right to license the software, marks, and inventions licensed under this Agreement.

7.02 EXCEPT FOR THE WARRANTIES, REPRESENTATIONS, COVENANTS, OBLIGATIONS, AND AGREEMENTS DESCRIBED IN SECTION 7.01, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SUBJECT MATTER HEREOF, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER THE PARTY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

                                    ARTICLE 8
                  LIMITATIONS OF LIABILITY / ALLOCATION OF RISK

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS, INCLUDING ANY


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SUBLICENSEE) FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY
DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOST PROFITS, LOSS OF BUSINESS, OR OTHER ECONOMIC DAMAGE, AND FURTHER INCLUDING INJURY TO PROPERTY, AS A RESULT OF BREACH OF ANY TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

                                    ARTICLE 9
                                     BREACH

Breach of any provision hereof shall not automatically terminate any license granted hereunder nor give the non-breaching Party the right to terminate any license granted hereunder; however, the non-breaching Party shall be entitled to seek any remedy available to it under law or equity due to such breach. Further, the Party in breach shall immediately take actions to remedy the breach. The Parties hereby agree that damages resulting from breach of any material provision hereof may be difficult if not impossible to ascertain, and therefore agree that the non-breaching Party shall be entitled to injunctive relief to prevent or stop any threatened or actual breach of any material provision hereof, including without limitation provisions dealing with confidentiality and license rights.

                                   ARTICLE 10
                                GENERAL INDEMNITY

10.01 Each member of the WCG Group shall jointly and severally, and to the fullest extent permitted by applicable law, defend, indemnify and hold harmless WISC, TWC, and the TWC Affiliates and their respective successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives (collectively the "WISC and TWC Indemnitees") from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) ("Costs") incurred or suffered by any WISC and TWC Indemnitees to the extent that such Costs arise out of claims, actions or proceeding brought as a result of the negligent or willful misconduct of any member of the WCG Group regarding this Agreement.

10.02 WISC, TWC and the TWC Affiliates shall jointly and severally, and to the fullest extent permitted by applicable law, defend, indemnify and hold harmless any member of the WCG Group and their respective successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives (collectively the "WCG Group Indemnitees") from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) ("Costs") incurred or suffered by any WCG Group Indemnitee to the extent that such Costs arise out of claims, actions or proceeding brought as a result of the negligent or willful misconduct of any member of WISC, TWC or the TWC Affiliates regarding this Agreement.


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                                   ARTICLE 11
                               DISPUTE RESOLUTION

11.01 NEGOTIATIONS. Except as otherwise provided herein, WISC, TWC and each member of the WCG Group shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement (a "Dispute") by negotiations between senior executives of the ultimate parent corporation of such Parties. Such negotiations may be commenced by any such Party by written notice to the other Party (the "Negotiation Request"). In the event that such Dispute has not been resolved by such negotiations within thirty (30) days of the delivery of the Negotiation Request, and one Party hereto requests non-binding mediation by written notice to the other Party given prior to the end of such 30-day period, such member of WISC and/or TWC and such member of the WCG Group shall attempt in good faith to resolve such Dispute by non-binding mediation before a mediator mutually agreeable to such member of WISC and/or TWC and such member of the WCG Group. Neither Party shall be required to continue with such negotiations or with such non-binding mediation for more than ninety (90) days after the delivery of the Negotiation Request. All such negotiations and mediation proceedings shall be confidential, and shall be treated as compromise and settlement negotiations for all evidentiary purposes, including but not limited to for purposes of the Federal Rules of Evidence and any state rules of evidence.

11.02 OTHER REMEDIES. Except as otherwise provided herein, the Parties hereto shall not initiate litigation with respect to the Dispute unless the Dispute has not been resolved within ninety (90) days of the delivery of the Negotiation Request, and shall not initiate litigation with respect to such Dispute except upon five (5) days' prior written notice to the other Party; provided that (i) if one such Party has delivered a Negotiation Request or has so requested non-binding mediation and the other such Party has not responded to any such request within ten (10) days of its receipt or is failing to participate in good faith in the procedures specified In Section 11.01, the requesting Party may initiate litigation prior to the expiration of such ninety-day (90-day) period and without giving the five (5) day notice, and (ii) either such Party may at any time with or without notice file a complaint or seek an injunction or provisional judicial relief, if in such Party's sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo (including but not limited to statute of limitations reasons or to preserve any defense based upon the passage of time). Despite such action, such member of WISC and/or TWC and such member of the WCG Group will continue to participate in the procedures specified in this Article 11 for so long and to the extent so specified.

                                   ARTICLE 12
                                     NOTICES

All notices, consents, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date received when delivered in person, (b) on the first day after being sent if sent by a generally recognized overnight delivery company, or (c) on the third day after being mailed by registered


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or certified mail, return receipt requested, with postage prepaid to the addresses set forth below the signature blocks of this Agreement (or to such additional or other persons, at such other address or addresses as may be designated by notice of the appropriate Party).

                                   ARTICLE 13
                                   TERMINATION

13.01 In the event that, at any time, TWC or a TWC Affiliate no longer controls the WCG Group this Agreement shall terminate 90 days from the date control was lost. For the purposes of this provision the term "control" means ownership of 50% or more of the issued and outstanding shares of the WCG Group stock.

13.02 In the event of termination of this Agreement, for whatever reason, either Party's right to utilize and/or possess Marks, Software, Inventions, or any other intellectual property of another Party licensed under this Agreement shall cease. Within fifteen (15) days after any termination of this Agreement, each Party shall (i) return to the appropriate Party or destroy the original and all copies, in any form, of all Software and Inventions, or parts thereof, for which it has received a license hereunder; and (ii) provide a certified affidavit executed by an officer of the Party to the effect that this has been done.

                                   ARTICLE 14
                               GENERAL PROVISIONS

14.01 No modification or amendment to this Agreement or any Exhibit to this Agreement, nor any waiver of any provision contained in this Agreement, shall be valid or binding unless reduced to writing and executed by an authorized representative of the Party against whom enforcement of the same is sought.

14.02 The Article headings used herein are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

14.03 This Agreement shall be construed in accordance with the laws of the State of Oklahoma without giving effect to its internal conflicts of law principles.

14.04 If any term of this Agreement is determined to be invalid or unenforceable, such term shall be deemed to be deleted from this Agreement and, if reasonable to do so, the Parties shall negotiate in good faith a replacement therefore, and the remainder of this Agreement shall remain in full force and effect.

14.05 This Agreement, constitute(s) the entire understanding and agreement among the Parties hereto regarding the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding between the Parties regarding same.

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14.06     Each person signing this Agreement on behalf of one of the Parties has full authority to do so.

14.07 Each Party shall be deemed independent contractors with respect to each other, and nothing herein shall create any association, partnership, joint venture or agency relationship between any of them.

14.08 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.


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  The parties hereto have caused this Cross-License Agreement to be duly executed as of the date first written above.

WILLIAMS INFORMATION SERVICES CORPORATION

BY: /s/ JAMES R. HERBSTER
    -----------------------------------------
NAME: James R. Herbster
      ---------------------------------------
TITLE: Senior Vice-President, Administration
       --------------------------------------

NOTICE ADDRESS:

WILLIAMS INFORMATIONAL SERVICES CORPORATION
ONE WILLIAMS CENTER
P.O. BOX 2400
TULSA, OKLAHOMA 74172
ATTN: SENIOR VICE PRESIDENT

WILLIAMS COMMUNICATION GROUP, INC.

BY: /s/ G.L. BEST
    -----------------------------------------
NAME: G.L. Best
      ---------------------------------------
TITLE: Vice President
       --------------------------------------

NOTICE ADDRESS:

VICE PRESIDENT,
APPLICATIONS-NETWORK WILLIAMS COMMUNICATIONS GROUP, INC.
ONE WILLIAMS CENTER
TULSA, OK  74172

THE WILLIAMS COMPANIES, INC.

BY: /s/ JACK D. MCCARTHY
    -----------------------------------------
NAME: Jack D. McCarthy
      ---------------------------------------
TITLE: Sr. V.P - Finance & CFO
       --------------------------------------

NOTICE ADDRESS:

One Williams Center
Tulsa, OK 74172
Attention: Jack McCarthy

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